Volt Information Sciences, Inc. Reports First Quarter Fiscal 2020 Financial Results

Adjusted Revenue In-Line with Expectations

New York, NY, March 12, 2020 -- (BUSINESS WIRE) -- Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN: VOLT) a global provider of staffing services, today announced financial results for the first quarter ended February 2, 2020.

First Quarter Highlighted Results

•	Revenue was $217.8 million, compared to $253.4 million in the prior-year quarter; Adjusted Revenue* decreased 10.4%.
•	Gross margin was 14.4%, versus 14.9% for the comparable quarter in 2019.
•	GAAP operating loss increased by $7.2 million from the prior-year quarter to a loss of $9.3 million; Adjusted Operating Loss* increased by $6.5 million year over year.
•	Adjusted EBITDA* was a loss of $5.6 million compared to a loss of $1.1 million in the prior-year quarter.

*Adjusted Revenue, Adjusted Operating Loss and Adjusted EBITDA are Non-GAAP measures described and defined below.

“Our first quarter Adjusted Revenue coming in at the top-end of our guidance reflects the continued advancement of the strategic initiatives implemented in fiscal 2019,” said Linda Perneau, President and Chief Executive Officer. “We expect this progress to continue into the second quarter, which should result in a sequential improvement in Adjusted Revenue and Adjusted EBITDA, and we believe this favorable quarterly trend will continue throughout fiscal 2020. Additionally, we expect further cost savings in our SG&A expense, primarily related to the transition of certain back office functions to our Bangalore, India office.”

First Quarter Results

North American Staffing revenue for the quarter was $182.4 million, as compared to $211.8 million for the first quarter of fiscal 2019. Adjusted Revenue, which is a Non-GAAP measure, for this segment decreased approximately 12.7 percent year over year. The decrease is primarily attributable to continued workforce adjustments at certain larger clients specifically related to their businesses, and a slower than anticipated post-holiday ramp, partially offset by business wins with new clients and expansion of service with existing clients.

International Staffing revenue was $26.2 million, relatively unchanged compared to the first quarter of 2019. Adjusted Revenue for this segment increased 0.2 percent year over year. The increase is primarily due to an increase in the Belgium and Singapore operations, offset by lower revenues from the UK operations.

North American MSP revenue was $9.4 million, as compared to $8.2 million for the first quarter of 2019. Adjusted Revenue for this segment increased approximately 13.1 percent over the prior year. The increase is primarily attributable to expansion within existing clients.

Gross margin for the quarter was 14.4 percent of revenue, compared to 14.9 percent of revenue in the first quarter of fiscal 2019. The change is attributable to a smaller credit related to our workers’ compensation versus the prior year, an increase in other state-mandated benefit costs, and a mix shift within our North American MSP segment.

SG&A expense for the first quarter was $39.5 million, a $0.3 million reduction from the prior-year quarter. The decrease is primarily due to cost reductions in all areas of our business, including lower professional fees, labor costs resulting from lower headcount, and facility related costs, which were partially offset by increased depreciation expense, and favorable adjustments for medical claims and equity compensation from the first quarter of 2019 that did not recur this year, as well as an increase in expenses due to the elimination of a deferred gain offset under the new lease accounting rules effective this quarter.

Adjusted EBITDA, which is a Non-GAAP measure, for the first quarter of fiscal 2020 was a loss of $5.6 million, as compared to a loss of $1.1 million in the prior-year quarter.

“We are actively monitoring the spread of coronavirus internationally and in the U.S. Though we are not experiencing any notable business impact at this time, we are updating our preparedness plans to minimize risk should an outbreak occur at any of our offices, client sites, or in any of the communities in which we operate. The health and safety of our clients, field employees and Volt colleagues is always our top priority,” said Ms. Perneau.

Business Outlook

The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the second quarter of fiscal 2020, we have seen a favorable trend in regard to Adjusted Revenue through the first six weeks of the quarter. Although, we have not experienced any notable impact that we are aware of today, due to the vast uncertainty around COVID-19, it would not be prudent of us at this time to assume the full impact we may incur for the remainder of the quarter. This is a rapidly changing landscape that we are closely monitoring in real time.

Earnings Conference Call and Webcast

Volt Information Sciences, Inc. will conduct a conference call on Thursday, March 12, 2020, at 5:00 PM ET, to review the financial results for the first quarter ended February 2, 2020. Investors interested in participating on the live call can dial 1-877-407-9039 within the U.S. or 1-201-689-8470 from abroad, and reference conference ID 13698566. The conference call, which may include forward-looking statements, is also being webcast and will be available via the investor relations section of the Company’s website at www.volt.com. A replay of the webcast will be archived on Volt’s investor relations website for 90 days.

Forward-Looking Statements

This press release contains forward-looking statements, including the Company’s Adjusted Revenue outlook for the second quarter of fiscal 2020 and future SG&A expense reductions, that are subject to a number of known and unknown risks. Such risks include, among others, general economic, competitive and other business conditions (including the potential impact of the strain of coronavirus known as COVID-19 on our operations as well as the operations of our customers), the degree and timing of customer utilization and renewal rate for contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the “Risk Factors” and other sections of the Company reports filed with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, including Adjusted Revenue, Adjusted Operating Income (Loss) and Adjusted EBITDA, which include adjustments to our GAAP financial results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures, including on a constant currency basis and accounting for the migration of certain clients from a traditional staffing model to a managed service model, while eliminating the impact of businesses sold or exited, the extra operating week in the fourth quarter of fiscal 2019 and special items provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted Revenue, as previously defined, is revenue excluding businesses exited, the effect of foreign currency translation and the extra operating week in the fourth quarter of fiscal 2019. The Company has also migrated certain clients from a traditional staffing model to a managed service model, resulting in the Company now managing a greater percentage of such clients’ business under its North American MSP.  This shift provides increased opportunity for the Company with the relevant clients. However, due to the structure of MSP arrangements, revenue is recognized on a net basis, thereby reducing revenues on a comparative period basis. Beginning in the first quarter of 2020, the Company will include such delivery model shifts within the Adjusted Revenue measurement, as it provides a more comparable basis for evaluating performance results from period to period and reflects the method used by management to evaluate performance. The decrease in Adjusted Revenue from the prior-year quarter, as previously defined, was 11.4 percent. A reconciliation is shown in the tables at the end of this press release.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

Adjusted Operating Income (Loss) is defined as operating income (loss) excluding businesses exited and the extra operating week in the fourth quarter of fiscal 2019. The Company believes the presentation of Adjusted Operating Income (Loss) is relevant and useful for investors because it provides a more comparable basis to evaluate performance results and analyze trends from period to period in a manner similar to the method used by management.

The Company’s computation of Adjusted Revenue, Adjusted EBITDA and Adjusted Operating Income (Loss) may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

About Volt Information Sciences, Inc.

Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com

Investor Relations Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Joe Noyons
Three Part Advisors
jnoyons@threepa.com

817-778-8424

Financial Tables Follow

Results of Operations
(in thousands, except per share data)
	Three Months Ended
	February 2, 2020	November 3, 2019	January 27, 2019

Net revenue	$217,766	$258,408	$253,436
Cost of services	186,339	215,449	215,737
Gross margin	31,427	42,959	37,699

Selling, administrative and other operating costs	39,497	39,908	39,810
Restructuring and severance costs	1,246	1,856	59
Impairment charges	11	262	—
Operating income/(loss)	(9,327)	933	(2,170)

Interest income (expense), net	(700)	(723)	(746)
Foreign exchange gain (loss), net	(328)	(360)	213
Other income (expense), net	(258)	(292)	(239)
Loss before income taxes	(10,613)	(442)	(2,942)
Income tax provision	195	307	273
Net loss	$(10,808)	$(749)	$(3,215)

Per share data:
Basic:
Net loss	$(0.50)	$(0.04)	$(0.15)
Weighted average number of shares	21,416	21,157	21,080

Diluted:
Net loss	$(0.50)	$(0.04)	$(0.15)
Weighted average number of shares	21,416	21,157	21,080

Segment data:

Net revenue:
North American Staffing	$182,395	$216,587	$211,848
International Staffing	26,223	30,574	26,266
North American MSP	9,369	11,659	8,217
Corporate and Other	203	187	7,846
Eliminations	(424)	(599)	(741)
Net revenue	$217,766	$258,408	$253,436

Operating income (loss):
North American Staffing	$99	$7,167	$3,887
International Staffing	374	1,619	304
North American MSP	754	1,838	965
Corporate and Other	(10,554)	(9,691)	(7,326)
Operating income (loss)	$(9,327)	$933	$(2,170)

Work days	59	69	59

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months ended
	February 2, 2020	January 27, 2019

Cash, cash equivalents and restricted cash beginning of the period	$38,444	$36,544

Cash used in all other operating activities	(6,081)	(2,188)
Changes in operating assets and liabilities	6,114	4,148
Net cash provided by operating activities	33	1,960

Purchases of property, equipment, and software	(1,370)	(1,698)
Net cash provided by (used in) all other investing activities	336	(69)
Net cash used in investing activities	(1,034)	(1,767)

Net draw-down of borrowings	—	5,000
Debt issuance costs	(230)	(140)
Net cash used in all other financing activities	(6)	—
Net cash provided by (used in) financing activities	(236)	4,860

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(565)	(429)

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,802)	4,624

Cash, cash equivalents and restricted cash end of the period	$36,642	$41,168

Cash paid during the period:
Interest	$730	$801
Income taxes	$4	$146

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$30,876	$32,925
Restricted cash included in Restricted cash and short term investments	5,766	8,243
Cash, cash equivalents and restricted cash, at end of period	$36,642	$41,168

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	February 2, 2020	November 3, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,876	$28,672
Restricted cash and short-term investments	8,484	12,794
Trade accounts receivable, net of allowances of $95 and $117, respectively	125,113	135,950
Other current assets	7,595	7,252
TOTAL CURRENT ASSETS	172,068	184,668
Property, equipment and software, net	25,274	25,890
Right of use assets - operating leases	45,158	—
Other assets, excluding current portion	6,781	7,446
TOTAL ASSETS	$249,281	$218,004

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$20,713	$21,507
Accounts payable	29,939	36,341
Accrued taxes other than income taxes	13,062	11,244
Accrued insurance and other	22,841	24,654
Operating lease liabilities	8,123	—
Income taxes payable	1,741	1,570
TOTAL CURRENT LIABILITIES	96,419	95,316
Accrued insurance and other, excluding current portion	8,579	12,029
Operating lease liabilities, excluding current portion	41,693	—
Deferred gain on sale of real estate, excluding current portion	—	20,270
Income taxes payable, excluding current portion	289	289
Deferred income taxes	5	17
Long-term debt	53,831	53,894
TOTAL LIABILITIES	200,816	181,815

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	—	—
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,408,659 and 21,367,821 shares, respectively	2,374	2,374
Paid-in capital	78,085	77,688
(Accumulated deficit) retained earnings	(248)	(10,917)
Accumulated other comprehensive loss	(6,437)	(6,801)
Treasury stock, at cost; 2,329,344 and 2,370,182 shares, respectively	(25,309)	(26,155)
TOTAL STOCKHOLDERS' EQUITY	48,465	36,189
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$249,281	$218,004

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	February 2, 2020		January 27, 2019
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(10,808)		$(3,215)
Selling, administrative and other operating costs	—		(486)	(b)
Restructuring and severance costs	1,246	(a)	59
Impairment Costs	11		—
Non-GAAP net loss	$(9,551)		$(3,642)

	Three Months Ended
	February 2, 2020		January 27, 2019
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(10,808)		$(3,215)
Selling, administrative and other operating costs	—		(486)	(b)
Restructuring and severance costs	1,246	(a)	59
Impairment Costs	11		—
Depreciation and amortization	1,973		1,603
Share-based compensation expense	511		(113)
Total other (income) expense, net	1,286		772
Provision (benefit) for income taxes	195		273
Adjusted EBITDA	$(5,586)		$(1,107)

Special item adjustments consist of the following:

(a)	Primarily relates to the strategic initiative costs to offshore a significant number of identified roles to our staffing operations in Bangalore, India.
(b)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended February 2, 2020	Three Months Ended January 27, 2019
	As Reported	As Reported	FX impact	Business Exited	Adjusted
Revenue
North American Staffing	$182,395	$211,848	$—	$(350)	$211,498
International Staffing	26,223	26,266	(106)	—	26,160
North American MSP	9,369	8,217	—	—	8,217
Corporate and Other	203	7,846	—	(7,674)	172
Eliminations	(424)	(741)	—	350	(391)
Total Revenue	$217,766	$253,436	$(106)	$(7,674)	$245,656
% change					-11.4%

	Three Months Ended February 2, 2020	Three Months Ended January 27, 2019
Revenue	As Reported	Adjusted	MSP Delivery Model Shift	Adjusted after MSP Delivery Model Shift
North American Staffing	$182,395	$211,498	$(2,563)	$208,935
International Staffing	26,223	26,160	—	26,160
North American MSP	9,369	8,217	66	8,283
Corporate and Other	203	172	—	172
Eliminations	(424)	(391)	—	(391)
Total Revenue	$217,766	$245,656	$(2,497)	$243,159
% change				-10.4%

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended February 2, 2020			Three Months Ended January 27, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Income (Loss)
North American Staffing	$99	$—	$99	$3,887	$—	$3,887
International Staffing	374	—	374	304	3	307
North American MSP	754	—	754	965	—	965
Corporate and Other	(10,554)	32	(10,522)	(7,326)	(666)	(7,992)
Total Operating Income (Loss)	$(9,327)	$32	$(9,295)	$(2,170)	$(663)	$(2,833)

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended February 2, 2020			Three Months Ended January 27, 2019
	As Reported	Business Exited	Adjusted	As Reported	Business Exited	Adjusted
Operating Loss
Gross Margin	$31,427	$—	$31,427	$37,699	$(1,005)	$36,694
Selling, administrative and other operating costs	39,497	—	39,497	39,810	(333)	39,477
Restructuring and severance costs	1,246	(32)	1,214	59	(9)	50
Impairment charges	11	—	11	—	—	—
Total Operating Loss	$(9,327)	$32	$(9,295)	$(2,170)	$(663)	$(2,833)